THE GLENMEDE FUND, INC.
Registration No. 811-5577
FORM N-SAR
Semi- Annual Period Ended April 30, 2011

SUB-ITEM 77I:  Terms of new or amended securities

(b)
The response to sub-item 77I(b) with respect to the Philadelphia International Emerging Markets Fund – Class I and Class IV shares and Philadelphia International Small Cap Fund  - Class I and Class IV shares is incorporated by reference herein to Registrant’s Post-Effective Amendment No. 52, filed with the Commission on December 29, 2010 (“PEA No. 52”).

SUB-ITEM 77Q1:  Exhibits

(a)(1)	Articles Supplementary to the Articles of Incorporation are incorporated herein by reference to Exhibit (a)(36) in Registrant’s PEA No. 52.

(e)(1)
Investment Advisory Agreement between The Glenmede Fund, Inc. and Philadelphia International Advisors, LP relating to the Philadelphia International Emerging Markets Fund is incorporated herein by reference to Exhibit (d)(33) in Registrant’s Post-Effectiave Amendment No. 53, filed with the Commission on February 25, 2011 (“PEA No. 53”).

(e)(2)
Investment Advisory Agreement between The Glenmede Fund, Inc. and Philadelphia International Advisors, LP relating to the Philadelphia International Small Cap Fund is incorporated herein by reference to Exhibit (d)(34) in Registrant’s PEA No. 52.

PHTRANS/ 950731.4